EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-220627) of Oasis Midstream Partners LP of our report dated February 28, 2018 relating to the consolidated financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 28, 2018